Exhibit 23.1

CONSENT OF EHRHARDT KEEFE STEINER & HOTTMAN P.C.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2005, in Post-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-89600) and related Prospectus of Webb Interactive Services, Inc. for the registration of 9,029,000 shares of its common stock.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN P.C.

Denver, Colorado

May 12, 2005